Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Sabre Corporation

Dallas, Texas

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2014 included in the Registration Statement (Form S-1) and related Prospectus of Sabre Corporation dated January 26, 2015.

/s/ ERNST & YOUNG LLP

Dallas, Texas

January 26, 2015